EXHIBIT 99.1

Marley Coffee Enters Into $1,000,000 Equity Transaction With Institutional Investor Ironridge - Underpinning Growth Strategy

Los Angeles, CA — (March 8, 2013) — Marley Coffee (OTCBB: JAMN.OB),  (www.marleycoffee.com), an artisan roasted gourmet coffee, today announced that it has settled over $1,000,000 in debt and trade payables, removing these obligations from its balance sheet, in exchange for the issuance of shares of its common stock to Ironridge Global IV, Ltd. (“Ironridge”), an institutional investor specializing in direct equity investments in consumer product companies.  Ironridge previously purchased certain debts of the Company held by third party creditors, which make up the amount settled.

The Company continues to pursue an aggressive growth strategy to meet surging customer demand.  This transaction is intended to increase Marley Coffee’s future cash flows and strengthen its balance sheet, which will in turn give its customers and vendors more confidence.  By eliminating current payment obligations it allows for additional reinvestment of operating cash flows back into the business which will be used to help support the Company’s growing sales and marketing initiatives.  This transaction will help support investments in sales personnel and additional marketing activities.

Brent Toevs, CEO of Marley Coffee said, "This transaction is critically important for us and comes at a great time for our Company. We have a very aggressive and rapidly growing sales push ahead of us.  Our announcement earlier this week regarding Office Depot is just the tip of the iceberg.  This transaction frees up a lot of cash for us to put right back into that sales push which we hope will allow us to bring in large and small accounts.  For the larger accounts, the additional cash flow will be utilized for listing fees and regional marketing efforts.  For our existing accounts, we plan on putting additional cash flow right back into marketing with a goal of increasing our market share and building long term loyalty with the plan to establish ourselves as the premiere gourmet coffee brand in those markets.”

“I would like to thank Ironridge for their confidence in Marley Coffee and we look forward to continuing to work with them,” said Rohan Marley, Founder and Chairman of Marley Coffee.

"We are impressed with what Rohan, and the team at Marley Coffee have achieved so far," commented John C. Kirkland, Managing Director of Ironridge. According to the SCAA, the retail value of the U.S. coffee market is estimated at $30 billion dollars, with specialty comprising approximately a 37% volume share but nearly a 50% value share.  We believe Marley Coffee is the epitome of what specialty coffee is.  We are very pleased to complete this transaction with Marley Coffee."

About Marley Coffee
Marley Coffee (corporate name Jammin Java Corp) is a US-based company that grows premium, artisan roasted coffee on their organic family farms in the famed Blue Mountains of Jamaica, and offer what many believe to be the best gourmet coffee in the world, to the grocery, retail, online, home, service, hospitality, office, and big box store markets.
Marley Coffee is a fully reporting company quoted on the OTCBB under the symbol JAMN.
Learn more at www.MarleyCoffee.com, or visit the corporate website at www.JamminJavaCorp.com. Join us on Facebook at: facebook.com/marleycoffee, and follow us on Twitter at twitter.com/marleycoffee
For general sales inquiries, please contact sales@marleycoffee.com or call the company at 323-556-0746.

Forward-Looking Statement:
This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Acts").  In particular, the words "believe," "may," "could," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend," and similar conditional words and expressions are intended to identify forward-looking statements and are subject to the safe harbor created by these Acts.  Any statements made in this news release about an action, event or development, are forward-looking statements.  Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties.  Accordingly, you should not place undue reliance on these forward-looking statements.   Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected.  The forward-looking statements in this press release are made as of the date hereof.  The Company(s) takes no obligation to update or correct these forward looking statements, whether as a result of subsequent developments or otherwise.